Exhibit (n)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2 of our report dated July 17, 2007, relating to the financial statements of the John Hancock Tax-Advantaged Global Shareholder Yield Fund, which appears in such Registration Statement. We also consent to the references to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Boston, Massachusetts
September 19, 2007